Exhibit 99.2

January 27, 2022

FOR ADDITIONAL INFORMATION

Media	Investors
Christopher Garland	Randy Hulen	Christopher Turnure
Chief Communications Officer (952) 905-6805	VP, Investor Relations and Treasurer (219) 647-5688	Director, Investor Relations (614) 404-9426
cgarland@nisource.com	rghulen@nisource.com	cturnure@nisource.com

NiSource Appoints Sondra Barbour and

Cassandra Lee to its Board of Directors

MERRILLVILLE, Ind.—NiSource Inc. (NYSE: NI) today announced the appointments of Sondra Barbour and Cassandra Lee to its Board of Directors. Ms. Barbour’s appointment is effective immediately and Ms. Lee’s appointment is effective February 14, 2022, in conjunction with the retirement of Joe Hamrock. Ms. Barbour and Ms. Lee will stand for election at the Company’s upcoming 2022 Annual Meeting of Stockholders. They will replace Carolyn Woo, who has served as a director since 1998, and Joe Hamrock, who has served as a director since 2015 and today announced his retirement as Chief Executive Officer of NiSource as part of a long-planned succession process.

“We are pleased to welcome Sondra and Cassie as independent directors to our Board,” said NiSource Chairman Kevin T. Kabat. “As a Board, we strive to maintain a diverse, refreshed and experienced set of directors and these additions are a testament to that process. Both Sondra and Cassie are talented and proven business leaders with valuable insight and tremendous experience with leading, large-scale information systems and industrial operations. Sondra brings a wealth of unique expertise, having previously headed internal information technology operations for Leidos and Lockheed Martin, including leadership in shared services, internal audit, supply chain and risk management. Cassie brings deep financial expertise as the Chief Audit Executive for AT&T along with experience in retail operations, distribution strategy, global supply chain, M&A, capital management, network and other capacity planning and shared services operations. We look forward to benefitting from the invaluable perspectives and complementary strengths that Sondra and Cassie will bring as we work with the management team and its newly appointed incoming CEO, Lloyd Yates, to continue to guide NiSource in its ongoing strategic transformation.”

Mr. Kabat continued, “On behalf of the entire Board, I would also like to thank Carolyn and Joe for their years of leadership and collaboration. Their insights have been invaluable, and it has been a privilege to work with them to drive future success and guide NiSource’s continued growth and transformation. We wish them all the best in their future endeavors.”

Biographies

Sondra Barbour

Ms. Barbour retired as Executive Vice President, Information Systems & Global Solutions, of Lockheed Martin Corporation in 2016 and served in a transition role at Leidos Holdings until her retirement in 2017. Ms. Barbour joined Lockheed Martin in 1986 and served in various leadership capacities and has extensive technology experience, notably in the design and development of large-scale information systems. From 2008 to 2013 she served as Senior Vice President, Enterprise Business Services and Chief Information Officer, heading all of Lockheed’s internal information technology operations, including protecting the company’s infrastructure and information from cyber threats. Prior to that role she served as Vice President, Corporate Shared Services and Vice President, Corporate Internal Audit providing oversight of supply chain activities, internal controls, and risk management. Ms. Barbour also serves as a director of AGCO Corporation and was previously a director for 3M Company.

Cassandra Lee

Ms. Lee is an experienced financial and operational leader with extensive knowledge of the telecommunication industry, currently serving as Chief Audit Executive for AT&T Inc. She joined AT&T in 1993 and has served in various leadership capacities, including as Senior Vice President and Chief Financial Officer, Network, Technology and Capital Management. In nearly 3 decades with AT&T, Cassie has acquired a wealth of expertise in various areas including retail operations; distribution strategy; global supply chain; mergers, acquisitions, and integration; capital management; network and other capacity planning; and shared services operations.

Ms. Lee currently serves on the Board of Directors of Andretti Acquisition Corp., a special purpose acquisition company, where she chairs the Audit Committee. Ms. Lee serves on the Board of Directors for the Girl Scouts of Northeast Texas and leads the Finance Committee. She is a Certified Public Accountant and veteran of the United States Army.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.2 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 7,500 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource is a member of the Dow Jones Sustainability—North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at www.nisource.com. Follow us at www.facebook.com/nisource, www.linkedin.com/company/nisource or www.twitter.com/nisourceinc. NI-F

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Investors and prospective investors should understand that    many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “would,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “forecast,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among other things, our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to adapt to, and manage costs related to, advances in technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and natural gas costs and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demands; the attraction and retention of a qualified workforce and ability to maintain good labor relations; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; potential cyber-attacks; any damage to our reputation; any remaining liabilities or impact related to the sale of the Massachusetts Business; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the impacts of climate change and extreme weather conditions; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; any adverse effects related to our equity units; adverse economic and capital market conditions or increases in interest rates; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; continuing and potential future impacts from the COVID-19 pandemic; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; potential remaining liabilities related to the Greater Lawrence Incident; compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; changes in taxation; and other matters set forth in Part I, Item 1, “Business,” Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the company’s annual report on Form 10-K for the year ended December 31, 2020; Part II, Item 1A, “Risk Factors,” of the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2021, and Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2021, many of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

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